UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2006

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30617 (Commission File Number)	74-2785449 (IRS Employer Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 27, 2006 GlobalSCAPE, Inc. (the “Company”) filed a current Report on Form 8-K (the “Current Report”) to report the acquisition of all of the issued and outstanding shares of the capital stock of Availl, Inc., a Delaware corporation.  The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

FINANCIAL STATEMENTS OF

AVAILL, INC.

(b) Pro Forma Financial Statements (unaudited)

UNAUDITED PRO-FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS OF

GLOBALSCAPE, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBALSCAPE, INC.

/s/ Charles R. Poole
Charles R. Poole
President and Chief Executive Officer
December 7, 2006

/s/ Bernard N. Schneider
Bernard N. Schneider
Chief Financial Officer
December 7, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Availl, Inc.:

We have audited the accompanying balance sheets of Availl, Inc. (the Company) as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Availl, Inc. as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 6 of the financial statements, GlobalSCAPE, Inc., acquired the outstanding common stock of Availl, Inc. on September 22, 2006.

Helin, Donovan, Trubee & Wilkinson, LLP

November 30, 2006
Austin, Texas

Availl, Inc.

Balance Sheets

	December 31,		September 30,
	2004	2005	2006
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,707	$173,166	$792,792
Accounts receivable (net of allowance for doubtful accounts of $13,654 in 2006; and zero in 2004 and 2005)	91,382	243,229	539,270
Prepaid expenses	—	7,584	5,940
Total current assets	186,089	423,979	1,338,002

Property and equipment:
Equipment	14,698	35,457	46,785
Leasehold improvements	—	—	3,263
	14,698	35,457	50,048
Accumulated depreciation and amortization	8,656	16,096	23,637
Net property and equipment	6,042	19,361	26,411

Other assets:
Deferred loan costs, net	—	—	38,484
Goodwill	—	—	9,653,059
Security Deposit	2,292	2,292	13,399
Other	518	—	4,216
Total other assets	2,810	2,292	9,709,158

Total assets	$194,941	$445,632	$11,073,571

	December 31,		September 30,
	2004	2005	2006
			(unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,141	$5,000	$32,724
Payroll Liabilities	48,629	42,945	193,995
Federal & State income tax payable	4,448	6,264	-
Deferred Tax Liability	8,005	62,889	71,693
Customer Refunds Payable	—	27,260	—
Loan payable - employees	—	—	—
Term loan - current	—	—	1,666,667
Deferred revenue	62,319	162,678	362,756
Total current liabilities	149,542	307,036	2,327,835

Long-term liabilities:
Note Payable	—	—	3,333,333
Other long-term liabilities	—	—	—
Total long-term liabilities	—	—	3,333,333

Total Liabilities	149,542	307,036	5,661,168

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.001 per share, 20,000,000 shares authorized, 7,793,505, shares issued and outstanding at December 31, 2004 and 2005. (1)	7,794	7,794	1
Additional Paid In Capital	137,464	137,464	5,426,930
Retained earnings (deficit)	(99,859)	(6,662)	(14,528)
Total stockholders’ equity	45,399	138,596	5,412,403
Total liabilities and stockholders’ equity	$194,941	$445,632	11,073,571

(1) As a result of the acquisition by GlobalSCAPE, Inc. as of September 30, 2006, Availl has 1,000 shares of common stock authorized and issued with a par value of $.001 per share.

See accompanying notes.

Availl, Inc.

Statements of Operations

	Year ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(unaudited)	(unaudited)
Operating revenues:
Software product revenues	$461,565	$1,151,056	$710,946	$1,507,983
Maintenance and support (net of deferred revenues)	53,074	151,302	101,118	290,615
Total revenues	514,639	1,302,358	812,064	1,798,598

Operating expenses:
Selling, general and administrative Expenses	478,488	1,134,948	747,244	1,829,350
Depreciation and amortization	4,213	7,440	4,883	7,541
Total operating expense	482,701	1,142,388	752,127	1,836,891
Income (loss) from operations	31,938	159,970	59,937	(38,293)

Other income (expense):
Interest expense	(3,273)	—	—	—
Interest income	—	639	479	537
Total other income (expense)	(3,273)	639	479	537
Income (loss) before income taxes	28,665	160,609	60,416	(37,756)

Income Tax Provision	13,782	67,412	25,358	(12,837)

Net income (loss)	$14,883	$93,197	$35,058	(24,919)

See accompanying notes.

Availl, Inc.

Statements of Stockholders’ Equity

	Common Stock		Additional paid	Retained Earnings
	Shares	Amount	in Capital	(Deficit)	Total

Balances at December 31, 2003	7,793,505	$7,794	$137,464	$(114,742)	$30,516

Net income (loss)	—	—	—	14,883	14,883

Balances at December 31, 2004	7,793,505	7,794	137,464	(99,859)	45,399

Net income (loss)	—	—	—	93,197	93,197

Balances at December 31, 2005	7,793,505	7,794	137,464	(6,662)	138,596

Net income (loss)	—	—	—	(24,919)	(24,919)

Effects of acquisition by Globalscape, Inc.	(7,793,505)	(7,794)	(137,464)	17,053	(128,205)

New stock issuance	1,000	1	5,426,930	—	5,426,931

Balance at September 30, 2006	1,000	$1	$5,426,930	$(14,528)	$5,412,403

See accompanying notes.

Availl, Inc.

Statements of Cash Flows

	Year ended December 31,		Nine Months Ended September 30,
	2004	2005	2006
			(Unaudited)
Operating Activities:
Net income (loss)	$14,883	$93,197	$(24,919)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense (recovery), net	—	—	13,654
Depreciation and amortization	4,213	7,440	7,541
Accounts receivable	(61,861)	(151,847)	(309,694)
Prepaid expenses	5,646	(7,584)	1,644
Other assets	—	518	(15,323)
Accounts payable & Accrued Expense	25,147	(2,251)	140,916
Deferred Tax Liability	9,181	54,884	8,804
Deferred revenue	44,005	100,359	200,078
Other long-term liabilities	15,383		—
Net cash provided by operating activities	56,597	99,218	22,701
Investing Activities:
Proceeds from sale of property and equipment	—	—	—
Purchase of property and equipment	(4,121)	(20,759)	(14,591)
Net cash used in investing activities	(4,121)	(20,759)	(14,591)
Financing Activities:
Investment by GlobalScape, Inc.	—	—	650,000
Deferred Loan Costs			(38,484)
Net cash provided by financing activities	—	—	611,516
Net increase in cash and cash equivalents	52,476	78,459	619,626
Cash at beginning of period	42,231	94,707	173,166
Cash at end of period	$94,707	$173,166	$792,792

See accompanying notes.

	Year ended December 31,		Nine Months Ended September 30,
	2004	2005	2006
			(unaudited)
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$3,273	$—	$—
Income taxes paid	$565	$—	$—

Availl, Inc.

Notes to Financial Statements

December 31, 2004 and 2005

1.             Overview of the Business and Significant Accounting Policies

Corporate Structure

All of the Company’s operations are conducted by Availl, Inc, a Delaware Corporation.  Availl, Inc. was approximately 61% owned by the Chuck Shavit, with the remainder held by Ellen Ohlenbusch (17%), Craig Randall (17%), and Ronald Lachman (5%).  The stock of Availl, Inc. is not publicly traded.  References to “Availl” or the “Company” refer to Availl, Inc. unless otherwise indicated.

On September 22, 2006, all of the outstanding stock of Availl was acquired by GlobalSCAPE, Inc. (“GlobalSCAPE”), a publicly traded company (Note 6).

Nature of Business

Availl, founded in February 2002, develops and distributes Internet related software.  The Company develops and distributes Wide-Area File System (WAFS) collaboration and Continuous Data Protection (CDP) products.  These products provide data replication, acceleration of file transfer, sharing/collaboration and continuous data backup and recovery to its customers. The Company is organized and operates as one operating segment, the provider of Internet-based software, which it markets over the Internet and through its direct internal sales force.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.

Revenues from the sale of software products are recognized and completely earned upon shipment or electronic delivery of the product provided that persuasive evidence of an arrangement exists, collection is probable, payment terms are fixed and determinable and no significant obligations remain.

The Company also sells technical support and maintenance agreements (post contract customer support “PCS”), which are sometimes bundled with the software.  When vendor specific objective evidence (“VSOE”) of fair value exists for all elements in a multiple element arrangement, revenue is allocated to each element based on the relative fair value of each of the elements.  VSOE of fair value is established by the price charged when the same element is sold separately.  In a multiple element arrangement whereby VSOE of fair value of all undelivered elements exists but VSOE of fair value does not exist for one or more delivered elements, revenue is recognized using the residual method.  Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue, assuming collection is probable.  Revenue allocated to PCS is recognized ratably over the contractual term, typically one year.

Concentrations of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and accounts receivable.  Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. The Company provides credit, in the normal course of business, to a number of companies and performs ongoing evaluations of its credit risk.  The Company requires no collateral from its customers.  Management estimates the allowance for uncollectible accounts based on their historical experience and credit evaluation.  No single customer accounted for more than 10% of revenues in 2004 or 2005.

Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, are reflected in the accompanying financial statements at cost, which approximates fair value because of the short term maturity of these instruments.

Marketing and Advertising Costs

The Company expenses marketing costs as incurred.  Marketing expenses charged to operations for the years ended December 31, 2004 and 2005 were approximately $104,000 and $305,000, respectively, and are included in selling, general and administrative expenses.  In 2004 and 2005, the Company incurred advertising cost principally for the purchase of keywords for internet searches, trade show participation and advertising in various publications.

Goodwill

Goodwill is the excess cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination.  Goodwill is not amortized.  Goodwill is tested for impairment annually and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired.  All of the Goodwill at September 30, 2006  is a result of GlobalSCAPE, Inc.’s (“GlobalSCAPE”) acquisition of Availl (see Note 6). The goodwill and the related acquisition debt have been pushed down to Availl, Inc. effective the acquisition date of September 22, 2006.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  The liability method provides that the deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are carried on the balance sheet with the presumption that they will be realizable in future periods when pre-tax income is generated.  Statement of Financial Accounting Standards (SFAS) No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  After consideration of all of the evidence, both positive and negative, management determined that a valuation allowance was not necessary at December 31, 2004 and December 31, 2005

Cash and cash equivalents

Cash includes all cash and highly liquid investments with original maturities of three months or less.

Property and Equipment

Property and equipment is comprised of furniture and fixtures, software and computer equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives.  Expenditures for maintenance and repairs are charged to operations as incurred.  Depreciation periods used for property and equipment range from three to five years.

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the asset.

Capitalized Software Development Costs

Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release.  The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management concerning certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies.  No research and development expenses were capitalized in 2004 or 2005.

Recent Accounting Pronouncements

Effective July 1, 2005, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of Accounting Principles Board (“APB”) Opinion No. 29 (“SFAS 153”).  SFAS 153 amended prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 were required to be applied prospectively.  SFAS 153 did not have a material impact on the Company’s unaudited interim condensed financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”).  The statement requires retrospective application to prior periods’ financial statements for a voluntary change in accounting principle unless it is deemed impracticable.  It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  SFAS 154 is not expected to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS 123 (revised 2004) Share-Based Payment (“SFAS 123(r)”), which revised SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees.  SFAS 123(r) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities.  SFAS 123(r) also requires that the cost of all share-based transactions be measured at fair value and recognized over the period during which an employee is required to provide service in exchange for an award.  The SEC issued a final ruling in April 2005 allowing a public company that is not a small business issuer to implement SFAS 123(r) at the beginning of the next fiscal year after June 15, 2005.  Thus, the revised pronouncement must be adopted by the Company by January 1, 2006.  The company has no Stock option plan and therefore SFAS 123(r) is not expected to have a material impact on the Company’s financial statements.

2.             Accounts Receivable

Accounts receivable are primarily from sales of software licenses and maintenance and support contracts.  The company had uncollectible accounts from time to time during the periods presented in which case it reversed the sale in the period in which it became known. For uncollectible sales of software products, the company would also deactivate the license key.  There was no Allowance for Doubtful Accounts recorded in 2004 or 2005.  There was $13,654 of Allowance for Doubtful Accounts recorded as of September 30, 2006.

3.             Debt

The Company had no revolving line of credit agreement or other loan arrangement with a commercial bank, individual, or other entity for the years ended December 31, 2004 and 2005.  On September 22, 2006, the company assumed responsibility for a $5,000,000 term loan from its parent, GlobalSCAPE, Inc.  The term loan, arranged through Silicon Valley Bank, was used to finance part of the cash portion of the purchase price GlobalSCAPE, Inc. paid to acquire Availl. The initial interest rate is 9.5% and is subject to change as the bank’s prime rate changes.  The term loan matures on September 22, 2009.  Interest and principal are payable in 36 equal monthly installments on the first day of each calendar month beginning October 1, 2006.

The term loan is secured by substantially all of the assets of GlobalSCAPE and its subsidiaries including Availl.  The Loan Agreement contains customary covenants including covenants relating to maintaining legal existence and good standing, complying with applicable laws, delivery of financial statements, maintenance of inventory, payment of taxes, maintaining insurance, and protection of intellectual property rights.  GlobalSCAPE and its subsidiaries are also prohibited from selling any of their assets other than in the ordinary course of business, acquiring any other entities, changing the types of business they are engaged in, incurring indebtedness other than that permitted by the Loan Agreement, incurring any liens on their assets other than those permitted by the Loan Agreement, making certain investments or paying any dividends on, or acquiring, any shares of their capital stock.  The Loan Agreement contains two financial covenants.  GlobalSCAPE and its subsidiaries must maintain:

•                  a ratio of (A) EBITDA less the sum of (i) cash taxes paid and (ii) non-financed capital expenditures, to (B) the sum of (i) principal plus (ii) interest paid to Bank, of at least 1.5 to 1.00; and

•                  a ratio of total funded debt to EBITDA of not more than 2.00 to 1.00.

The loan agreement also contains customary events of default including the failure to make payments of principal and interests, the breach of principal and interests, the breach of any covenants, the occurrence of a material adverse change, certain bankruptcy and insolvency events, the breach of other agreements creating indebtedness of $50,000 or more and the entry of a judgment of $50,000 or more against GlobalSCAPE or any of its subsidiaries.

Principal maturities of long-term debt as of September 30, 2006 are as follows:

Year Ending December 31,
2005 (1)	$416,667
2006	1,666,667
2007	1,666,667
2008	1,249,999
Thereafter	—
$5,000,000

(1)       Amounts for 2006 reflect the future minimum payments for the remaining three months of the fiscal year.

4.             Commitments and Contingencies

Capital Leases

As of December 31, 2004 and 2005 Availl had no capital lease obligations.

Operating Leases

As of December 31, 2004 and 2005 Availl had no operating lease obligations. Beginning in August, 2006, the Company entered into a three year lease on the office space it currently occupies for a monthly lease payment of $5,553.  In addition, the company pays a portion of the cost of shared tenant cost of approximately 35% of the monthly lease payment.  Minimum future lease payments on non-cancelable operating leases for office facilities are as follows for the remainder of 2006 and the years thereafter ending December 31:

2006	11,107
2007	67,293
2008	71,213
Thereafter	62,067
$211,680

Operating lease expense amounted to approximately $12,633 in 2004 and $14,654 in 2005, and  $16,176 for the nine months ending September 30, 2006.

Contingencies

The Company from time to time may be involved in litigation relating to claims arising out of its ordinary course of business.  There are no pending claims against the Company that would have a material adverse effect on the financial statements of the Company.

5.             Income Taxes

A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate (34%) to income before income taxes is as follows:

	Year ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(unaudited)	(unaudited)
Taxes computed at federal statutory rate	$9,746	54,608	20,541	(12,837)

State and Other	4,036	12,804	4,817	—

Total income tax expense (benefit)	$13,782	$67,412	$25,358	$(12,837)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities are related to the following:

	2004	2005	2006
Deferred tax liabilities:
Depreciation and amortization	(831)	(1,495)	(978)
Accrual to cash adjustment	(22,182)	(61,394)	(153,141)
Total deferred tax liabilities	(23,013)	(62,889)	(154,119)

Deferred tax assets:
Allowance for doubtful accounts	—	—	4,642
Net operating loss carryforwards	15,008	—	77,784
Total deferred tax assets	15,008	—	82,426
Valuation allowance for deferred tax assets	—	—	—
Net deferred tax assets	(8,005)	(62,889)	(71,693)

At December 31, 2005 the Company had utilized its available net operating loss carryforwards for financial reporting purposes.  At December 31, 2004 and September 30, 2006 (unaudited), the Company had a net operating loss carryforward for Federal income tax reporting purposes.

6.             Acquisition by GlobalSCAPE, Inc.

Pursuant to an Agreement and Plan of Merger executed between the Company and GlobalSCAPE, GlobalSCAPE acquired all of the Company’s issued and outstanding shares on September 22, 2006.  The merger agreement provided for GlobalSCAPE to pay $7.65 million in cash and $2.0 million in the form of 716,846 shares of GlobalSCAPE common stock.  As a result of the Agreement and Plan of Merger, the Company has operated as a wholly owned subsidiary of Globalscape since September 23, 2006.

Acquisition of the Company was accounted for under the purchase method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair market value.  The judgments made in determining the estimated fair values assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income.

Goodwill represents the acquisition costs in excess of the fair value of net tangible and intangible assets of businesses purchased.  Intangible assets consist primarily of the value of intellectual property, customer relationships, non-compete agreements, trademarks and goodwill. Goodwill is evaluated annually for impairment, or earlier if indicators of impairment exist. The determination as to whether or not goodwill or other intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of the reporting units.  Changes in our operating strategy and our market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.

We have adopted a policy to review goodwill and indefinite-lived intangibles for impairment using a discounted cash flow approach that uses forward-looking information regarding market share, revenues and costs for the reporting unit as well as appropriate discount rates.  As a result, changes in these assumptions could materially change the outcome of the reporting unit’s fair value determination in future periods, which could require a further permanent write-down of goodwill.

As of September 30, 2006, GlobalSCAPE had goodwill in the amount of $9.7 million associated with the acquisition of Availl.  This goodwill and the related acquisition debt was pushed down to the Company. (1)

(1)                                  No allocation has been made to intangible assets as of the September 30, 2006.  Management will determine the proper value of intangible assets acquired from Availl, Inc. and allocate a portion of the goodwill to intangible assets within the next twelve months.

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. This premium paid for the acquisitions is based on management’s belief that the acquired technologies, businesses and engineering talent were of strategic importance in the Company’s growth strategy. Operating results from the acquired business is included in the condensed consolidated statements of operations from the date of acquisition.

A summary of the purchase price allocation is as follows:

Purchase price -
Cash paid	$7,650,000
Stock issued	2,000,000

Legal & Other Acquisition Costs	126,931

Acquisition costs	$9,776,931
Net fair value of assets acquired and liabilities assumed	(123,872)

Goodwill acquired	$9,653,059

Non-cash investing and financing activities associated with the acquisition were as follows:

Push down of acquisition costs	$9,776,931
Push down of acquisition debt assumed	(5,000,000)

Non cash investment made in Availl by GlobalSCAPE, Inc.	$4,776,931

Notes to Unaudited Pro Forma Condensed Combined

Financial Statements

The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of GlobalSCAPE and Availl have been combined as of September 30, 2006 (with respect to the balance sheet) and for the nine months ended September 30, 2006 and for the year ended December 31, 2005 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period.  The unaudited pro forma condensed combined financial information shows the impact of the merger of GlobalSCAPE and Availl on the financial position and results of operations under the purchase method of accounting with GlobalSCAPE treated as the acquirer.  Under this method of accounting, the assets and liabilities of Availl are recorded by GlobalSCAPE at the estimated fair values as of the date the merger is completed.

The merger with Availl provided for GlobalSCAPE to pay $7.65 million in cash and $2.0 million in the form of 716,846 shares of GlobalSCAPE common stock. The Company incurred direct acquisition costs of approximately $127,000. In connection with the acquisition, $850,000 of the cash consideration in this acquisition was placed into an escrow account for purposes of settling indemnification claims for the eighteen-month period following the closing. In accordance with EITF Issue No. 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination, we have used $2.79 as the per share amount to value the common stock consideration paid to Availl shareholders (representing the average of the closing prices of GlobalSCAPE’s common stock for the thirty days before the merger agreement date of September 22, 2006). Pursuant to the terms of the acquisition, the Company granted stock options to the former Availl stockholders who were also employees under the GlobalSCAPE, Inc. 2000 Stock Option Plan. Exercising the options under this plan is contingent upon the individual’s continued employment with the Company and will be vested over three years in three annual installments.

The Availl acquisition was accounted for using the purchase method of accounting. The purchase price was paid on the September 22, 2006 closing date.  The purchase price includes a provision for the former Availl stockholders to earn up to an additional $100,000 in cash depending upon the achievement of certain revenue targets for Availl for the third and fourth quarters of 2006. The purchase price was allocated to the assets acquired, including intangible assets and liabilities assumed, based on estimated fair values at the date of the acquisition. The value of assets and liabilities was estimated based on purchase price and future intended use.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of GlobalSCAPE, reflected in its quarterly and annual SEC filings, and of Availl appearing elsewhere in this document.  In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocation that will be recorded as of the effective date of the merger.

GlobalSCAPE, Inc.

Pro Forma Balance Sheet

September 30, 2006

	GlobalSCAPE, Inc.	Availl, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$553,179	$792,792			$1,345,971
Accounts receivable (net of allowance for doubtful accounts of $13,654 in 2006; there was no bad debt reserve in 2004 and 2005)	1,162,915	539,270			1,702,185
Prepaid expenses	160,280	5,940			166,220
Total current assets	1,876,374	1,338,002			3,214,376

Property and equipment:
Furniture and fixtures	343,701	46,785			390,486
Software	312,642	—			312,642
Equipment	644,728				644,728
Leasehold improvements	187,827	3,263			191,090
	1,488,898	50,048			1,538,946
Accumulated depreciation and amortization	1,292,755	23,637			1,316,392
Net property and equipment	196,143	26,411			222,554

Other assets:
Deferred loan costs, net	—	38,484			38,484
Goodwill	—	9,653,059			9,653,059
Investments	5,426,931	—	5,426,931	(1)	—
Deferred tax asset	63,932	—			63,932
Other	11,613	17,615			29,228
Total other assets	5,502,476	9,709,158	5,426,931		9,784,703

Total assets	$7,574,993	$11,073,571	5,426,931		$13,221,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$260,507	$226,719			$487,226
Accrued expenses	308,362	—			308,362
Federal & State income tax payable	276,720	—			276,720
Deferred tax liability	—	71,693			71,693
Term loan - current	—	1,666,667			1,666,667
Deferred revenue	939,580	362,756			1,302,336
Total current liabilities	1,785,169	2,327,835			4,113,004

Long-term liabilities:
Term loan	—	3,333,333			3,333,333
Deferred compensation	31,861	—			31,861
Other long-term liabilities	8,412	—			8,412
Total long-term liabilities	40,273	3,333,333			3,373,606

Total Liabilities	1,825,442	5,661,168			7, 486,610

Stockholders’ equity:
Common stock	15,138	1	1	(1)	15,138
Additional paid-in capital	2,916,844	5,426,930	5,426,930	(1)	2,916,844
Retained earnings (deficit)	2,817,569	(14,528)			2,803,041
Total stockholders’ equity	5,749,551	5,412,403	5,426,931		5,735,023

Total liabilities and stockholders’ equity	$7,574,993	11,073,571	5,426,931		$13,221,633

(1)

Investment in Availl	5,426,931
Common Stock		5,426,931
	5,426,931	5,426,931

To eliminate investment in Availl by GlobalSCAPE on the Balance Sheet of both companies.

Note: The pro forma combined balance sheet at September 30, 2006 is the same as the consolidated balance sheet of GlobalScape, Inc. at September 30, 2006 as the acquisition occurred on September 22, 2006 with an adjustment of $71,693 to increase goodwill and record deferred tax liability at the acquisition date.

GlobalSCAPE, Inc.

Pro Forma Statement of Operations

Nine Months Ended September 30, 2006

	GlobalSCAPE, Inc.	Availl, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software product revenues	$6,330,830	$1,507,983			$7,838,813
Maintenance and support (net of deferred revenue)	1,132,656	290,615			1,423,271
Total revenues	7,463,486	1,798,598			9,262,084

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	372,565	—			372,565
Selling, general and administrative	3,879,460	1,829,350			5,708,810
Research and development	799,168	—			799,168
Depreciation and amortization	69,726	7,541			77,267
Total operating expenses	5,120,919	1,836,891			6,957,810
Income (loss) from operations	2,342,567	(38,293)			2,304,274

Interest and other income	58,666	537			59,203
Interest expense	—	—	(462,188	)(1)	(462,188)
Income (loss) before income taxes	2,401,233	(37,756)	(462,188)		1,901,290

Total income tax provision (benefit)	814,161	(12,837)	(129,731	)(2)	671,593

Net income (loss)	$1,587,072	$(24,919)	(332,457)		1,229,697

Net income (loss) per common share - basic	$0.11				$0.08
Net income (loss) per common share - assuming dilution	$0.10				$0.08
Weighted average shares outstanding - basic	14,152,932		716,846	(3)	14,869,778
Weighted average shares outstanding - diluted	15,549,337		716,846	(3)	16,266,183

(1)

Interest expense on the term loan which would have been for $5,500,000 (at 9.25% interest rate) plus interest income lost on the additional $2,150,000 cash (at 5% interest rate) used in the acquisition.

(2)

Tax benefit that would be realized as a result of increased interest expense during the period.

(3)

Shares issued to satisfy the $2,000,000 portion of the purchase paid in common stock of GlobalSCAPE, Inc.

GlobalSCAPE, Inc.

Pro Forma Statement of Operations

Year Ended December 31, 2005

	GlobalSCAPE, Inc.	Availl, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software product revenues	$6,096,045	$1,151,056			$7,247,101
Maintenance and support (net of deferred revenue)	582,570	151,302			733,872
Total revenues	6,678,615	1,302,358			7,980,973

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	279,964	—			279,964
Selling, general and administrative	3,986,047	1,134,948			5,120,995
Research and development	869,155	—			869,155
Depreciation and amortization	98,071	7,440			105,511
Total operating expenses	5,233,237	1,142,388			6,375,625
Income (loss) from operations	1,445,378	159,970			1,605,348

Interest and other income	11,307	639			11,946
Interest expense	—	—	(645,000	)(1)	(645,000)
Income (loss) before income taxes	1,456,685	160,609	(645,000)		1,079,794

Total income tax provision (benefit)	9,981	67,412			77,393

Net income (loss)	$1,446,704	$93,197	(645,000)		894,901

Net income (loss) per common share - basic	$0.10				$0.06
Net income (loss) per common share - assuming dilution	$0.09				$0.06
Weighted average shares outstanding - basic	13,778,989		716,846	(2)	14,495,835
Weighted average shares outstanding - diluted	15,442,524		716,846	(2)	16,159,370

(1)

Interest expense on the term loan which would have been for $7,000,000 (at 8.75% interest rate) plus interest income lost on the additional $650,000 cash (at 5% interest rate) used in the acquisition.

(2)

Shares issued to satisfy the $2,000.000 portion of the purchase paid in common stock of GlobalSCAPE, Inc.